UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Material Definitive Agreement.

On April 25, 2024, Signing Day Sports, Inc., a Delaware corporation (the “Company”), issued a promissory note to Daniel D. Nelson, the Chief Executive Officer, Chairman and a director of the Company, dated April 25, 2024, in the principal amount of $100,000 (the “April 2024 Note”). The April 2024 Note permits Mr. Nelson to make advances under the April 2024 Note of up to $100,000. The principal and any advances under the April 2024 Note will accrue interest at a monthly rate of 3.5%, compounded monthly, from the 30th day following the date of issuance of the April 2024 Note to the 150th day following the date of issuance of the April 2024 Note, such that total interest of $3,500 will accrue as of the end of the first month, $3,622.50 as of the end of the second month, and so on. The principal, any advances, and accrued interest will become payable on the earlier of June 23, 2024 or upon the Company receiving any funding of $1,000,000 (the “Maturity Date”). The Company is required to make full payment of the balance of all principal, advances, and accrued interest within two business days of receiving a written demand from Mr. Nelson on or after the Maturity Date. The Company may prepay the principal, any advances, and any interest then due without penalty.

The foregoing summary of the terms and conditions of the April 2024 Note does not purport to be complete and is qualified in its entirety by reference to the full text of the April 2024 Note, filed as Exhibit 4.1 to this report, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2024, the Nominating and Corporate Governance Committee of the board of directors (the “Board”) of the Company, recommended the appointment of Craig Smith, Chief of Development of the Company, as Chief Operating Officer. On the same date, the Board approved Mr. Smith’s appointment as Chief Operating Officer of the Company.

In addition, on April 22, 2024, the Compensation Committee of the Board approved an Executive Employment Agreement with Mr. Smith, which was dated as of and entered into by the Company and Mr. Smith on April 23, 2024 (the “Smith Employment Agreement”). Under the Smith Employment Agreement, Mr. Smith was employed as the Company’s Chief Operating Officer. Mr. Smith annual base salary will be $150,000. The Company agreed to pay or reimburse Mr. Smith for all reasonable and necessary expenses actually incurred or paid by Mr. Smith during his employment in the performance of his duties under the Smith Employment Agreement. Mr. Smith will be eligible to participate in comprehensive benefits plans of the Company, including medical, dental and life insurance options, and will be entitled to ten public holidays, ten vacation days, and five sick days per year, subject to the Company’s leave policies. Mr. Smith’s employment is at-will.

Under an Indemnification Agreement between the Company and Mr. Smith in the Company’s standard form for officers or directors of the Company, dated as of April 23, 2024 (the “Smith Indemnification Agreement”), the Company agreed to indemnify Mr. Smith to the fullest extent permitted by law. The Company will also advance all expenses relating to any proceeding, other than proceedings by or in the right of the Company or any claim, issue or matter therein, within 30 days after the receipt by the Company of a statement requesting such advance and a written undertaking to repay any expenses advanced if it shall ultimately be determined that indemnification against such expenses is not permitted. Any advances and undertakings to repay shall be unsecured and interest free. The Smith Indemnification Agreement also provides for payments by the Company for the entire amount of any judgment or settlement of any action, suit or proceeding in which it is liable or would be liable if joined in such action, subject to the other terms and provisions of the Smith Indemnification Agreement, and certain other indemnification and payment obligations. The Smith Indemnification Agreement also provides that if the Company maintains a directors’ and officers’ liability insurance policy, that the indemnitee will be covered by the policy to the maximum extent of the coverage available for any of the Company’s directors or executive officers.

Mr. Smith and the Company also entered into an Employee Confidential Information and Inventions Assignment Agreement, dated as of April 23, 2024 (the “Smith Confidentiality Agreement”), which prohibits unauthorized use or disclosure of the Company’s proprietary information, and contains a general assignment of rights to inventions and intellectual property rights, non-competition provisions that apply during the term of employment, non-solicitation provisions that apply during the term of employment and for one year after the term of employment, and non-disparagement provisions that apply during and after the term of employment.

The foregoing summary of the terms and conditions of the Smith Employment Agreement, the Smith Indemnification Agreement, and the Smith Confidentiality Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Smith Employment Agreement, the Smith Indemnification Agreement, and the Smith Confidentiality Agreement filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 to this report, respectively, which is incorporated herein by reference.

Mr. Smith, 29, was the Company’s Chief of Development from February 2023 to April 2024. From January 2022 to February 2023, Mr. Smith was Director of Player Personnel at San Diego State University, and from January 2020 to December 2021, was San Diego State University’s Assistant Director of Football Operations. From January 2017 to January 2020, Mr. Smith was Director of Football Operations and Player Personnel at Indiana State University. Mr. Smith holds a Bachelor of Arts degree in Sports Management from Siena Heights University.

There are no family relationships among Mr. Smith and any of the Company’s other executive officers or directors. There are and have been no transactions in which Mr. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Promissory Note issued to Daniel D. Nelson, dated as of April 25, 2024
10.1†	Executive Employment Agreement, dated as of April 23, 2024, between Signing Day Sports, Inc. and Craig Smith
10.2	Form of Indemnification Agreement between Signing Day Sports, Inc. and each executive officer or director (incorporated by reference to Exhibit 10.52 to the Registration Statement on Form S-1 filed on May 15, 2023)
10.3	Employee Confidential Information and Inventions Assignment Agreement, dated as of April 23, 2024, between Signing Day Sports, Inc. and Craig Smith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2024	SIGNING DAY SPORTS, INC.

/s/ Daniel D. Nelson
	Name:	Daniel D. Nelson
	Title:	Chief Executive Officer

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